As filed with the Securities and Exchange Commission on January 26, 2026

Registration No. 333-292822

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Clear Street Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6211	86-2376416
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

150 Greenwich Street, 45th Floor

New York, NY 10007

Telephone: (646) 845-0036

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Edward T. Tilly

Chief Executive Officer

Clear Street Group Inc.

150 Greenwich Street, 45th Floor

New York, NY 10007

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard D. Truesdell, Jr. Hillary A. Coleman Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Kenneth Sicklick, Esq. Chief Legal Officer Clear Street Group Inc. 150 Greenwich Street, 45th Floor New York, NY 10007 (646) 845-0036	Daniel I. Goldberg Eric Blanchard Richard Segal Minkyu Park Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-292822) is being filed solely for the purpose of filing certain exhibits. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16(i) of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits and Financial Statement Schedules

(i) Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement

3.1#	Seventh Amended and Restated Certificate of Incorporation of the registrant, as amended, as currently in effect

3.2	Form of Eighth Amended and Restated Certificate of Incorporation of the registrant, to be in effect upon the completion of this offering

3.3#	Bylaws of the registrant, as currently in effect

3.4	Form of Amended and Restated Bylaws of the registrant, to be in effect upon the completion of this offering

5.1*	Opinion of Davis Polk & Wardwell LLP

10.1+#	Amended and Restated 2021 Stock Incentive Plan, as amended and restated effective as of December 18, 2025

10.2+#	Form of Restricted Stock Unit Issuance Agreement under the 2021 Plan

10.3+#	Form of Stock Option Agreement under the 2021 Plan

10.4+	Form of Clear Street Group Inc. 2026 Omnibus Incentive Plan

10.5+	Form of Option Award Agreement under the Omnibus Incentive Plan

10.6+	Form of Employee Restricted Stock Unit Agreement under the Omnibus Incentive Plan

10.7+	Form of Clear Street Group Inc. 2026 Employee Stock Purchase Plan

10.8+	Non-Employee Director Compensation Policy

10.9+	Support Services and Equity Award Agreement

10.10+	Restricted Stock Unit Issuance Agreement with Global Corp.

10.11+	Amended and Restated Employment Agreement by and between the registrant and Christopher Pento

10.12+	Employment Agreement by and between the registrant and Edward T. Tilly

10.13+	Amended and Restated Employment Agreement by and between the registrant and Edward T. Tilly

10.14+	Employment Agreement by and between the registrant and Jonathan Daplyn

10.15+	Employment Agreement by and between the registrant and John Levene

10.16+#	Separation Agreement and General Release by and between the registrant and Christopher Pento

10.17^#	Registration Rights Agreement, dated as of October 20, 2021, by and among the registrant and the investors party thereto

10.18^#	Amended and Restated Investors’ Rights Agreement, dated as of December 18, 2025, by and among the registrant and the investors party thereto

10.19	Form of Director and Executive Officer Indemnification Agreement

10.20#	Loan Authorization Agreement, dated as of November 12, 2024, by and among Clear Street LLC and BMO Bank N.A.

Exhibit Number	Description

10.21#	Credit Agreement, dated as of December 4, 2020, by and among Clear Street LLC, the lenders from time to time party thereto and BMO Bank N.A., as Administrative Agent, as amended on December 3, 2021, April 6, 2022, December 2, 2022, December 1, 2023, November 12, 2024, February 5, 2025 and November 7, 2025

10.22#	Credit Agreement, dated as of September 23, 2025, by and among Clear Street UK Limited, the lenders party thereto and BMO Bank N.A., as Administrative Agent

10.23^#	Revolving Note and Cash Subordination Agreement, dated as of October 24, 2025, by and among Clear Street LLC and the lenders from time to time party thereto

10.24^#	Form of Note Purchase Agreement for Clear Street Holdings LLC’s senior unsecured notes due 2026

10.25^#	Form of Note Purchase Agreement for Clear Street Holdings LLC’s senior unsecured notes due 2029

10.26^#	Form of Note Purchase Agreement for Clear Street Holdings LLC’s senior unsecured notes due 2030

10.27+	Form of Non-Employee Director Restricted Stock Unit Agreement under the Omnibus Incentive Plan

10.28+	Form of Clear Street Global Corp. Option Award Grant

16.1#	Letter Regarding Change in Accountants

21.1#	List of Subsidiaries of Clear Streep Group Inc.

23.1#	Consent of Ernst & Young LLP

23.2#	Consent of RSM US LLP

23.3*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1#	Power of Attorney (included on signature page)

107#	Filing Fee Table

^

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+	Indicates a management contract or compensatory plan.
#	Previously filed.
*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on January 26, 2026.

BY:	/s/ Edward T. Tilly
Name: Edward T. Tilly
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward T. Tilly Edward T. Tilly	Chief Executive Officer and Director (Principal Executive Officer)	January 26, 2026

/s/ Steven Bisgay Steven Bisgay	Chief Financial Officer (Principal Financial and Accounting Officer)	January 26, 2026

* Uriel Cohen	Executive Chairman	January 26, 2026

* Elli Ausubel	Executive Vice Chairman	January 26, 2026

* Christopher Pento	Director	January 26, 2026

* Jay Park	Director	January 26, 2026

* Matthew Roberts	Director	January 26, 2026

/s/ Kenneth Sicklick
Kenneth Sicklick Attorney-in-fact